FTAG VENTURES PTE. LTD.

MEDIACORP PTE. LTD.

RENYAO LOH

KIM HUI LIM

KENNETH TECK CHUAN TAN

RAGING BULL LTD

RIX KWONG KEE CHAN

WEI LIANG TONG

CHEE CHONG TAM

CHAN JOO GOH

CHUAN JIN TAN

KOK CHIEW TE

CHEE WENG HO

CHOR YUNG KOH

MELVIN TECK MENG WONG

WOON YONG TAN

DONALD KIAT SIONG NG

SWEE HIANG NG

SWAN LIM

WEI ZHEN TAN

CHAK CHYE WONG

POH HAN LIM

LANFANG CHEN

(as the Shareholders)

AND

BELIVE HOLDINGS

(as the Company)

AND

BELIVE TECHNOLOGY GROUP LTD

SHARE SWAP AGREEMENT

THIS AGREEMENT is made on 9 June 2023

BETWEEN:

(1) **FTAG VENTURES PTE. LTD.** (UEN: 201534083R), a company incorporated under the laws of Singapore with its registered office at 26A Ann Siang Road, #03-00, Singapore 069706;

(2) **MEDIACORP PTE. LTD.** (UEN: 199201312E), a company incorporated under the laws of Singapore with its registered office at 1 Stars Avenue, Mediacorp Campus Singapore 138507;

(3) **RENYAO LOH**, holder of Singapore identity card number S8422307G of 3 Anthony Road, #10-05, Orchard Scotts, Singapore 229953;

(4) **KIM HUI LIM**, holder of Singapore identity card number S8917194F of 138 Hillview Avenue, #09-08, Hillview Residence, Singapore 669599;

(5) **KENNETH TECK CHUAN TAN**, holder of Singapore identity card number S8521473Z of 348A Yishun Avenue 11, #09-557, Adora Green, Singapore 761348;

(6) **RAGING BULL LTD** (company no.: T15UF5376C), a company incorporated under the laws of Seychelles with its registered office at P.O. Box 1239, Offshore Incorporations Centre, Victoria, Mahe, Republic of Seychelles;

(7) **RIX KWONG KEE CHAN**, holder of Singapore identity card number S1736716A of 18 Lewis Road, Singapore 258603;

(8) **WEI LIANG TONG**, holder of Singapore identity card number S8409633D of 2 Dunbar Walk, Frankel Estate, Singapore 459266;

(9) **CHEE CHONG TAM**, holder of Singapore identity card number S1523232C of 4 Third Avenue, Singapore 266576;

(10) **CHAN JOO GOH,** holder of Singapore identity card number S1731003H of 31 Boon Teck Road, #05-01, D'Mira, Singapore 329602;

(11) **CHUAN JIN TAN**, holder of Singapore identity card number S6901188H of 6 Raglan Grove, Serangoon Garden Estate, Singapore 556255;

(12) **KOK CHIEW TE**, holder of Singapore identity card number S1195762E of 28 Jalan Kampong Chantek, Singapore 588610;

(13) **CHEE WENG HO**, holder of Singapore identity card number S7823059B of 1A Kovan Road, #15-05, Singapore 544916;

(14) **CHOR YUNG KOH**, holder of Singapore identity card number S7230367I of 106 Seletar Terrace, Singapore 806972;

(15) **MELVIN TECK MENG WONG**, holder of Singapore identity card number S7626432E of 10 Beatty Road, #28-03, Singapore 209955;

(16) **WOON YONG TAN**, holder of Singapore identity card number S7723501I of 61 Jalan Kuak, Singapore 577830;

(17) **DONALD KIAT SIONG NG**, holder of Singapore identity card number S7801617E of 31B Surin Avenue, Singapore 535613;

(18) **SWEE HIANG NG**, holder of Singapore identity card number S7537448H of 111 Verde Crescent, Singapore 688455;

(19) **SWAN LIM**, holder of Singapore identity card number S1375375Z of 37 Jalan Kakutua, Singapore 598556;

(20) **WEI ZHEN TAN**, holder of Singapore identity card number S8936572D of 37 Jalan Kakutua, Singapore 598556;

(21) **CHAK CHYE WONG**, holder of Singapore identity card number S7218759H of 81 Bukit Drive #02-04, Singapore 587850;

(22) **POH HAN LIM**, holder of Singapore identity card number S8101354C of 2 Cairnhill Circle. #08-06, Singapore 229811;

(23) **LANFANG CHEN**, holder of Chinese passport number ED9818025 of 17 Keppel Bay View, #04-58, Singapore 098411;

(collectively, the "**Shareholders**"),

(24) **BELIVE HOLDINGS** (company no.: 398086)**,** an exempted company incorporated under the laws of the Cayman Islands, with its registered office at Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands (the "**Company**"); and

(25) **BELIVE TECHNOLOGY GROUP LTD** (company no.: 2119399)**,** a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson's Ghut, Tortola, British Virgin Islands ("**BeLive BVI**").

WHEREAS:-

(A) As of the date of this Agreement, the Company is a holding company incorporated under the laws of the Cayman Islands with an authorized share capital of US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each, of which 1 share of the Company has been issued to Kenneth Teck Chuan Tan.

(B) As of the date of this Agreement, the Company holds 100% of the issued share capital of BeLive BVI.

(C) As of the date of this Agreement, BeLive Singapore has issued 32,268,663 shares, all of which are held by the Shareholders, being the registered legal and beneficial owners of BeLive Singapore. The Shareholders and their respective shareholdings in BeLive Singapore are set out in Schedule 1.

(D) As part of the Company's reorganization plan for a proposed listing of the Company on a recognized stock exchange, the Shareholders have agreed to sell and BeLive BVI (at the direction of the Company) has agreed to purchase the entire issued share capital of BeLive Singapore (the "**Sale Shares**") in consideration for the Company to allot and issue an aggregate of 32,268,662 fully paid ordinary shares of par value US$0.0001 each in the issued share capital of the Company upon the terms and conditions as set out in this Agreement.

IT IS HEREBY AGREED:

1. INTERPRETATION

1.1 In this Agreement, the Schedules and the Recital hereto, unless the context requires otherwise:

"**Business Day**" means a day (other than Saturday, Sunday or public holiday) on which banks in the Cayman Islands, the British Virgin Islands and Singapore are generally open for business;

"**Completion**" means completion of events in Clause 3;

"**Company Shares**" means an aggregate of 32,268,662 fully paid ordinary shares of par value US$0.0001 each in the share capital of the Company, which are to be issued and allotted by the Company to the Shareholders in exchange for the entire issued share capital of BeLive Singapore, which shall be equivalent to approximately US$3,227;

"**BeLive Singapore**" means BeLive Technology Pte. Ltd. (UEN: 201417743R), a company incorporated under the laws of Singapore with its registered office at 29 Media Circle, #09-06, Alice@Mediapolis, Singapore 138565;

"**Sale Shares**" means 32,268,663 shares in the issued share capital of BeLive Singapore, representing the entire issued share capital of BeLive Singapore, as held legally and beneficially by the Shareholders as at the date of this Agreement; and

"**US$**" means U.S. dollars, the lawful currency of the United States.

2. SHARE SWAP

2.1 In consideration of each of the Shareholders, as the registered legal and beneficial owners of BeLive Singapore transferring to BeLive BVI the Sale Shares simultaneously free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third party rights of whatsoever nature and with all dividends, benefits and rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement, the Company shall allot and issue the Company Shares to the Shareholders pursuant to Clause 2.2. The Company Shares allotted and issued pursuant to Clause 2.2 shall rank *pari passu* with the existing shares of the Company in issue as at the Completion Date.

2.2 Subject to the terms and conditions of this Agreement, the Company shall allot and issue the Company Shares to the Shareholders free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of whatsoever nature and with all dividends, benefits and rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement. Upon completion of the share issuances, the Shareholders and their respective shareholdings in the Company is set out in Schedule 2.

3. COMPLETION

3.1 Completion of transfer of Sale Shares by the respective Shareholder shall take place simultaneously at any place on the date of this Agreement or other time as the parties may agree.

3.2 At Completion, each of the Shareholders shall deliver to the Company:

(i) in the case of a corporate Shareholder, a copy of the duly executed board resolutions of the corporate Shareholder authorizing the entering, approval, execution and completion of this Agreement and all matters incident hereto;

(ii) copies of the duly completed and executed instruments of transfer in respect of the shares of BeLive Singapore in favour of BeLive BVI;

(iii) original share certificate(s) of BeLive Singapore in respect of the shares of BeLive Singapore held by him/ it (if any);

(iv) a duly completed and executed Form E4A and Working Sheet D; and

(v) a written application for shares duly signed by each of the Shareholders, to subscribe for the Company Shares.

3.3 Upon compliance by the Shareholders of the preceding provisions, the Company shall deliver to each of the Shareholders at Completion:

3.3.1 a copy of the duly executed board resolutions of the Company authorizing the

entering, approval, execution and completion of this Agreement and all matters incident hereto; and

3.3.2 a certified copy of the updated register of members of the Company evidencing the issue and allotment of the Company Shares to each Shareholder.

3.4 Upon compliance by the Shareholders of the preceding provisions, BeLive BVI shall deliver to each of the Shareholders:

3.4.1 at Completion, a copy of the duly executed board resolutions of BeLive BVI authorizing the entering, approval, execution and completion of this Agreement and all matters incident hereto; and

3.4.2 as soon as practicable thereafter, copies of the instruments of transfer duly stamped in accordance with the Stamp Duties Act 1929 of Singapore.

3.5 The Shareholders shall deliver to BeLive BVI a certified copy of the updated electronic register of members of BeLive Singapore evidencing the sale of the Sale Shares to BeLive BVI within 14 days of Completion, subject to the receipt of the duly stamped instruments of transfers from BeLive BVI.

4. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1 The Company hereby represents, warrants and undertakes to the Shareholders that:

(i) the Company has full power and capacity to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly authorised and executed by, and constitutes legally binding obligations of the Company and all necessary resolutions and regulatory approvals (if applicable) have been obtained to enable the Company Shares to be allotted and issued to the Shareholders; and

(ii) the Company Shares shall be allotted, issued and fully paid up in accordance with the constitutional documents of the Company and all relevant laws, and free from all liens, claims, equities, charges, encumbrances or third party rights of whatsoever nature and rank equally with all other shares in the Company.

4.2 The Shareholders hereby represents, warrants and undertakes to the Company that:

(i) the Shareholders are the registered and the beneficial owner of the Sale Shares free from all encumbrance and are entitled to sell and/or transfer the Sale Shares and pass the full legal and beneficial ownership thereof with all rights thereto to the Company on the terms of this Agreement. The Sale Shares are fully paid up. Save as disclosed herein, there is no option, pre-emption right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting, any shares of BeLive Singapore beyond the present issued share capital nor have any claims been made by any company or persons entitled to or claiming to be entitled to any of the foregoing, and there is no agreement or commitment to give or create any of the foregoing;

(ii) the Shareholders (if applicable as a corporation) have full power and capacity to enter into this Agreement and to perform its obligations hereunder and this Agreement has been duly authorised and executed by, and constitutes legally binding obligations of the Shareholders and all necessary resolutions and regulatory approvals (if applicable) have been obtained to enable the Shareholders to enter and perform the obligations under this Agreement; and

(iii) the execution and performance of this Agreement will not conflict with or result in a breach of or be a reason for the termination or variation of any agreement or obligation with the respective Shareholder, to which BeLive Singapore or its subsidiaries is now a party or any of them or their respective assets are or may be bound or affected or be in

violation of any law, rule or regulation of any governmental, administrative or regulatory body or any order, injunction or decree of any judicial, administrative, regulatory or governmental body affecting any group member of BeLive Singapore.

4.3 Each of the representations, warranties and undertakings shall be separate and independent to the intent that each party shall have a separate claim and right of action in respect of any breach thereof and save as expressly provided herein shall not be limited by reference to anything else in this Agreement. Each of the representations, warranties and undertakings shall be deemed repeated at Completion.

5. MISCELLANEOUS

5.1 Subject to any express provision of this Agreement to the contrary, each party to this Agreement shall pay its own costs and disbursements of and incidental to the preparation, negotiation and completion of this Agreement and the sale, allotment and issuance of shares hereby agreed to be made.

5.2 The Company and the Shareholders shall bear any taxes and stamp duty (if any) payable on the transfer of the Sale Shares in equal shares.

5.3 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by two (2) Business Days' prior written notice specified to the other party):

To the Company:

Address: 29 Media Circle, #09-06, Alice@Mediapolis, Singapore 138565

Email: kenneth.tan@belive.sg

Attention: Kenneth Tan Teck Chuan

To each of the Shareholders:

Details as set out in Schedule 1.

5.4 Any such notice or other document shall be deemed to have been duly given upon receipt if delivered by hand or if sent by email upon the receipt by the sender of the confirmation note indicating that the notice or communication has been sent in full to the recipient's email address, or such other similar medium of confirmation and in the case of a notice sent by post it shall be deemed to have been given on the second Business Day after posting if the address is in Singapore and on the fifth Business Day after posting if the address is outside Singapore.

5.5 This Agreement constitutes the whole agreement between the parties hereto and shall supersede the terms of any agreement, whether oral or otherwise, made prior to the entering into of this Agreement. No purported variations hereof shall be effective unless made in writing and signed by all the parties hereto.

5.6 Each of the Company and the Shareholders shall at the request of the other of them do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

5.7 No waiver by either party to this Agreement of any breach by the other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the relevant party in exercising any of its rights hereunder shall not be constituted as a waiver thereof.

5.8 The provisions of this Agreement shall be binding on and shall endure for the benefit of the successors and assigns and personal representatives (as the case may be) of each party.

6. THIRD PARTIES RIGHTS

6.1 A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 of Singapore to enforce any term of this Agreement.

7. GOVERNING LAW AND JURISDICTION

7.1 This Agreement is governed by and shall be construed in accordance with the laws of Singapore and each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts in Singapore and irrevocably waives any objection which it may at any time have to the laying of the venue of any proceedings in the courts in Singapore and any claim that any such proceedings have been brought in an inconvenient forum.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first before written.

SIGNED by)
Caleb Chew)
for and on behalf of)
FTAG VENTURES PTE. LTD.)
in the presence of:)

ABDUL LATIF BIN ZAM

SIGNED by Paul Sumner)
for and on behalf of)
MEDIACORP PTE. LTD.)
in the presence of:)

Kenneth Tan Teck Chan
58521473 Z

Paul Sumner

SIGNED by)
RENYAO LOH)
in the presence of:)

Abdul Latif Bin Zainal
S7931788H

Kenneth Tan Teck Chuan
S8521473Z

SIGNED by)
KIM HUI LIM)
in the presence of:)

SIGNED by
KENNETH TECK CHUAN TAN
in the presence of:

)
)
)

ABDUL LATIF Bin ZAINAL

SIGNED by)
Ivan Lee)
for and on behalf of)
RAGING BULL LTD)
in the presence of:)

Kenneth Tan Teck Chuan
S8521473Z

SIGNED by)
RIX KWONG KEE CHAN)
in the presence of:)

Kenneth Tan Teck Chuan
S8521473Z

SIGNED by
WEI LIANG TONG
in the presence of:

Kenneth Tan Teck Chun)
S8521473Z)
)

SIGNED by
CHEE CHONG TAM
in the presence of:

Kenneth Tan Teck Chin)
585714732)
)

SIGNED by
CHAN JOO GOH
in the presence of:

Kenneth Tan Teck Chuan
S8521473Z

)
)
)

SIGNED by
CHUAN JIN TAN
in the presence of:

Kenneth Tan Teck Chum)
S8521473Z)
)

SIGNED by **KOK CHIEW TE** in the presence of:	Kenneth Tan Teck Chuan S8521473Z	)))	

SIGNED by
CHEE WENG HO
in the presence of:

ABDUL LATIF BIN ZAINAL

)
)
)

SIGNED by)
CHOR YUNG KOH)
in the presence of:)

ABDUL LATIF BIZZAINAL

SIGNED by)
MELVIN TECK MENG WONG)
in the presence of:)

Abdul Latif BIN ZAINAL

SIGNED by)
WOON YONG TAN)
in the presence of:)

SIGNED by
DONALD KIAT SIONG NG
in the presence of:

Abdul Latif Bin Ismail

)
)
)

SIGNED by)
SWEE HIANG NG)
in the presence of:)

ABDUL LATIF Bin Zainal

SIGNED by
SWAN LIM
in the presence of:

)
)
)

Abdul Latif Bin Zainal
S7931788H

SIGNED by)
WEI ZHEN TAN)
in the presence of:)

ABDUL LATIP BIDDINAL

SIGNED by)
CHAK CHYE WONG)
in the presence of:)

ABDUL LATIF BIN ZAINAL

SIGNED by)
POH HAN LIM)
in the presence of:)

Abdul Latif Bin Zainal
S7931788H

SIGNED by
LANFANG CHEN
in the presence of:

ABDUL HANIF Bin ZAIMAL

)
)
)

SIGNED by
Kenneth Teck Chuan Tan
for and on behalf of
BELIVE HOLDINGS
in the presence of:

ABDUL CHIF BALAHNAL

SIGNED by
Kenneth Teck Chuan Tan
for and on behalf of
BELIVE TECHNOLOGY GROUP LTD
in the presence of:

)
)
)
)
)

ABDUL LATIF BIN ZAINAL

Schedule 1

Details of the Shareholders and their respective Shareholdings in BeLive Singapore

Name of Shareholder	Contact Details	Total number of shares held in BeLive Singapore	Approximate Shareholding percentage
FTAG VENTURES PTE. LTD.	Attention: Caleb Chew Address: 26A Ann Siang Road, #03-00, Singapore 069706 Email: caleb.chew@ftag.com	23,572,932	73.05%
MEDIACORP PTE. LTD.	Attention: Paul Sumner Address: 1 Stars Avenue, Mediacorp Campus Singapore 138507 Email: paul.sumner@mediacorp.com.sg	76,034	0.24%
RENYAO LOH	Address: 3 Anthony Road, #10-05, Orchard Scotts, Singapore 229953 Email: jeff.ha@tjassocs.com	180,159	0.56%
KIM HUI LIM	Address: 138 Hillview Avenue, #09-08, Hillview Residence, Singapore 669599 Email: Khlim618@gmail.com	54,200	0.17%
KENNETH TECK CHUAN TAN	Address: 348A Yishun Avenue 11, #09-557, Adora Green, Singapore 761348 Email: kenneth.tan@belive.sg	300,000	0.93%
RAGING BULL LTD	Attention: Ivan Lee Address: P.O. Box 1239, Offshore Incorporations Centre, Victoria, Mahe, Republic of Seychelles Email: ivan@rgbull.com	113,600	0.35%
RIX KWONG KEE CHAN	Address: 18 Lewis Road, Singapore 258603 Email: rixchan@pivotalsg.com	26,298	0.08%
WEI LIANG TONG	Address: 2 Dunbar Walk, Frankel Estate, Singapore 459266 Email: Christong222@gmail.com	136,320	0.42%
CHEE CHONG TAM	Address: 4 Third Avenue, Singapore 266576 Email: Ctam.kairos@gmail.com	12,788	0.04%
CHAN JOO GOH	Address: 31 Boon Teck Road, #05-01, D'Mira, Singapore 329602	13,453	0.04%

Name of Shareholder	Contact Details	Total number of shares held in BeLive Singapore	Approximate Shareholding percentage
	Email: gohchanjoo@rep-sg.greateasternlife.com		
CHUAN JIN TAN	Address: 6 Raglan Grove Serangoon Garden Estate, Singapore 556255 Email: chuanjin1@gmail.com	12,537	0.04%
KOK CHIEW TE	Address: 28 Jalan Kampong Chantek, Singapore 588610 Email: Roymond@huanyongcapital.com.sg	13,453	0.04%
CHEE WENG HO	Address: 1A Kovan Road, #15-05, Singapore 544916 Email: cheeweng28@hotmail.com	542,982	1.68%
CHOR YUNG KOH	Address: 106 Seletar Terrace, Singapore 806972 Email: des.xu@yahoo.com	1,085,965	3.37%
MELVIN TECK MENG WONG	Address: 10 Beatty Road, #28-03, Singapore 209955 Email: Melvin.wongtm@gmail.com	465,413	1.44%
WOON YONG TAN	Address: 61 Jalan Kuak, Singapore 577830 Email: Tan_woonyong@yahoo.com.sg	542,982	1.68%
DONALD KIAT SIONG NG	Address: 31B Surin Avenue, Singapore 535613 Email: magix_don@hotmail.com	620,551	1.92%
SWEE HIANG NG	Address: 111 Verde Crescent, Singapore 688455 Email: ngsweehiang@gmail.com	620,551	1.92%
SWAN LIM	Address: 37 Jalan Kakutua, Singapore 598556 Email: peterang.c.h@hotmail.com	310,276	0.96%
WEI ZHEN TAN	Address: 37 Jalan Kakutua, Singapore 598556 Email: tanweizhen89@gmail.com	465,413	1.44%
CHAK CHYE WONG	Address: 81 Bukit Drive #02-04, Singapore 587850 Email: Jimmywong001@hotmail.com	775,689	2.40%

Name of Shareholder	Contact Details	Total number of shares held in BeLive Singapore	Approximate Shareholding percentage
POH HAN LIM	Address: 2 Cairnhill Circle. #08-06, Singapore 229811 Email: childslim@gmail.com	1,551,378	4.81%
LANFANG CHEN	Address: 17 Keppel Bay View, #04-58, Singapore 098411 Email: bellacc0806@gmail.com	775,689	2.40%
Total		32,268,663	100.00%

Schedule 2

Details of the Shareholders and their respective Shareholdings in the Company after the Share Swap

Name of Shareholder	Contact Details	Total number of Company Shares	Approximate Shareholding percentage
FTAG VENTURES PTE. LTD.	Attention: Caleb Chew Address: 26A Ann Siang Road, #03-00, Singapore 069706 Email: caleb.chew@ftag.com	23,572,932	73.05%
MEDIACORP PTE. LTD.	Attention: Paul Sumner Address: 1 Stars Avenue, Mediacorp Campus Singapore 138507 Email: paul.sumner@mediacorp.com.sg	76,034	0.24%
RENYAO LOH	Address: 3 Anthony Road, #10-05, Orchard Scotts, Singapore 229953 Email: jeff.ha@tjassocs.com	180,159	0.56%
KIM HUI LIM	Address: 138 Hillview Avenue, #09-08, Hillview Residence, Singapore 669599 Email: Khlim618@gmail.com	54,200	0.17%
KENNETH TECK CHUAN TAN	Address: 348A Yishun Avenue 11, #09-557, Adora Green, Singapore 761348 Email: kenneth.tan@belive.sg	300,000	0.93%
RAGING BULL LTD	Attention: Ivan Lee Address: P.O. Box 1239, Offshore Incorporations Centre, Victoria, Mahe, Republic of Seychelles Email: ivan@rgbull.com	113,600	0.35%
RIX KWONG KEE CHAN	Address: 18 Lewis Road, Singapore 258603 Email: rixchan@pivotalsg.com	26,298	0.08%
WEI LIANG TONG	Address: 2 Dunbar Walk, Frankel Estate, Singapore 459266 Email: Christong222@gmail.com	136,320	0.42%
CHEE CHONG TAM	Address: 4 Third Avenue, Singapore 266576 Email: Ctam.kairos@gmail.com	12,788	0.04%
CHAN JOO GOH	Address: 31 Boon Teck Road, #05-01, D'Mira, Singapore 329602	13,453	0.04%

Name of Shareholder	Contact Details	Total number of Company Shares	Approximate Shareholding percentage
	Email: gohchanjoo@rep-sg.greateasternlife.com		
CHUAN JIN TAN	Address: 6 Raglan Grove Serangoon Garden Estate, Singapore 556255 Email: chuanjin1@gmail.com	12,537	0.04%
KOK CHIEW TE	Address: 28 Jalan Kampong Chantek, Singapore 588610 Email: Roymond@huanyongcapital.com.sg	13,453	0.04%
CHEE WENG HO	Address: 1A Kovan Road, #15-05, Singapore 544916 Email: cheeweng28@hotmail.com	542,982	1.68%
CHOR YUNG KOH	Address: 106 Seletar Terrace, Singapore 806972 Email: des.xu@yahoo.com	1,085,965	3.37%
MELVIN TECK MENG WONG	Address: 10 Beatty Road, #28-03, Singapore 209955 Email: Melvin.wongtm@gmail.com	465,413	1.44%
WOON YONG TAN	Address: 61 Jalan Kuak, Singapore 577830 Email: Tan_woonyong@yahoo.com.sg	542,982	1.68%
DONALD KIAT SIONG NG	Address: 31B Surin Avenue, Singapore 535613 Email: magix_don@hotmail.com	620,551	1.92%
SWEE HIANG NG	Address: 111 Verde Crescent, Singapore 688455 Email: ngsweehiang@gmail.com	620,551	1.92%
SWAN LIM	Address: 37 Jalan Kakutua, Singapore 598556 Email: peterang.c.h@hotmail.com	310,276	0.96%
WEI ZHEN TAN	Address: 37 Jalan Kakutua, Singapore 598556 Email: tanweizhen89@gmail.com	465,413	1.44%
CHAK CHYE WONG	Address: 81 Bukit Drive #02-04, Singapore 587850 Email: Jimmywong001@hotmail.com	775,689	2.40%
POH HAN LIM	Address: 2 Cairnhill Circle. #08-06, Singapore 229811	1,551,378	4.81%

Name of Shareholder	Contact Details	Total number of Company Shares	Approximate Shareholding percentage
	Email: childslim@gmail.com		
LANFANG CHEN	Address: 17 Keppel Bay View, #04-58, Singapore 098411 Email: bellacc0806@gmail.com	775,689	2.40%
Total		32,268,663	100.00%